OLD KENT FINANCIAL CORPORATION

                    EXECUTIVE STOCK OPTION PLAN OF 1986

                        (As Amended, June 19, 1995)


     1. Purposes. The purposes of this Plan are to encourage stock ownership by, key management employees of Old Kent Financial Corporation (the Corporation") and its Subsidiaries, to thereby provide an additional incentive for such employees to expand and improve the profits and prosperity of the Corporation and its Subsidiaries, and to assist the Corporation and its Subsidiaries in attracting and retaining key personnel through the grant of
(1) Options to purchase shares of the Corporation's Common Stock and (2) Stock Appreciation Rights related to those Options. It is not intended that Options granted under this Plan will qualify as incentive stock options as defined in
Section 422A of the Internal Revenue Code of 1954 as amended and as enacted by the Economic Recovery Tax Act of 1981.


     2. Definitions. The following terms are defined for use herein as follows unless otherwise required by the context:

          (a) "Board" means the Board of Directors of the Corporation.

          (b) "Committee" means the Personnel Committee of the Board, or the 1986 Executive Stock Option Plan Committee if one is appointed by the Board to administer the Plan.

          (c)  "Common Stock" means the Common Stock of the
     Corporation, par value $1.00.

          (d) "Consensual Severance" means the voluntary termination of all employment by the Participant with the Corporation or any of its Subsidiaries which the Committee determines to be in the best interests of the Corporation.

          (e) "Corporation" means Old Kent Financial Corporation, a Michigan corporation.

          (f) "Market Value" means the last sale price of the Common Stock as reported on the NASDAQ National Market System on the day preceding the date on which the particular Option or Stock Appreciation Right is granted, or, if the last sale price of shares of Common Stock is not so reported on that date, then a fair market value determined by the Committee by any reasonable method selected by it in good faith.

          (g) "Option" means a right to purchase Common Stock granted pursuant to the Plan.

          (h)  "Option Agreement" means an agreement evidencing
     Options as provided in Section 7 of the Plan.

          (i)  "Option Price" means the purchase price for Common
     Stock under an Option, as determined pursuant to Section 6 below.

          (j) "Participant" means an employee of the Corporation, or of any Subsidiary of the Corporation, to whom an Option is granted under the Plan.

          (k) "Plan" means this 1986 Executive Stock Option Plan of the Corporation as in effect from time to time.

          (l) "Retirement" means the voluntary termination of all employment by the Participant after the Participant has attained 55 years of age and completed 10 years of service with the Corporation or any of its Subsidiaries.

          (m) "Stock Appreciation Right" shall mean a right to receive cash or Common Stock granted pursuant to Section 8 and
     Section 9 of the Plan.

          (n) "Subsidiary" shall mean a subsidiary corporation of the Corporation, as defined in Section 425 of the Internal Revenue Code of 1954, as amended.


    3.    Shares.

          (a) The total number of shares of Common Stock which may be sold under the Plan shall not exceed 500,000 shares, except that the total number of shares which may be sold under the Plan may be increased to the extent of adjustments authorized by
     Section 13. Such shares shall be authorized shares and may be either unissued shares or treasury shares.

          (b) If an option granted under the Plan shall expire or terminate for any reason (other than pursuant to the exercise of a stock appreciation right) without having been exercised in full, the shares not delivered under such option shall be available for options subsequently granted.

    4.    Administration.

          (a) The Plan shall be administered by the Personnel Committee of the Board or, alternatively at the option of the Board, the Board may appoint a 1986 Executive Stock Option Plan Committee consisting of not less than three nor more than five members to administer the Plan. No Committee member shall be or shall have been eligible to participate in either the Plan or any similar plan of the Corporation or any of its affiliates entitling the participants therein to acquire stock, stock options or stock appreciation rights of the Corporation or of any of its affiliates, either at the time of his appointment to the Committee or within the year prior to his appointment to the Committee.

          (b) The Committee shall determine the employees to be granted Options or Stock Appreciation Rights, the amount of stock to be optioned to each employee, the quantity of Stock Appreciation Rights to be granted to each employee, and the terms of the Options and Stock Appreciation Rights to be granted. The Committee shall have full power and authority to interpret the provisions of the Plan, to supervise the administration of the Plan and to adopt forms and procedures for the administration of the Plan. All determinations made by the Committee shall be final and conclusive.

          (c) The granting of any Option or Stock Appreciation Right pursuant to this Plan shall be entirely within the discretion of the Committee. Nothing herein contained shall be construed to give any officer or employee any right to participate under this Plan or to receive any Option or Stock Appreciation Right under the Plan.

          (d) The expenses of administering this Plan shall be borne by the Corporation.


     5. Eligibility. The Committee may grant Options and/or Stock Appreciation Rights to any key management employee (including an employee who is a director or an officer) of the Corporation or its Subsidiaries with the Committee determining whether a given individual is eligible to participate in the Plan. An employee who has been granted an Option or Stock Appreciation Right under the Plan or any other stock option or stock appreciation right plan of the Corporation may be granted additional Options and/or Stock Appreciation Rights. Options and Stock Appreciation Rights may be awarded by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine.


     6. Option Price. The purchase price for Common Stock under each Option shall be 100% of Market Value of the Common Stock at the time the Option is granted, or such other purchase price as may be determined by the Committee.


     7. Terms and Conditions of Options. Each Option shall be evidenced by a written Option Agreement containing such terms and conditions, consistent with the provisions of this Plan, as are set by the Committee, including without limitation the following:

          (a) Number of Shares. Each Option Agreement shall state the number of shares to which it pertains. The number of shares to which a participant is entitled under an Option Agreement shall be reduced by the number of Stock Appreciation Rights (described in Section 8 and Section 9 below) related to the Option that have been previously exercised by the Participant.

          (b)  Option Price.  Each Option Agreement shall state the
     Option Price.

          (c) Time of Payment. The exercise price for each share purchased pursuant to an option granted under the Plan shall be payable in full upon exercise, with the medium provided for in
     Section 7(d) or, where applicable, Section 7(e).

          (d) Payment With Cash. The exercise price shall be paid in cash as further described in Section 7(g) below, unless otherwise provided for in Section 7(e).

          (e) Payment With Stock or Other Consideration. The Committee shall have discretion to grant Options which permit payment of the exercise price in whole or in part with shares of Common Stock of the Corporation or in other consideration equivalent to cash. Shares of Common Stock delivered in payment of the exercise price shall be valued at the last sale price of the Common Stock as reported on the NASDAQ National Market System on the day preceding the date of exercise, or, if the last sale price of shares of Common Stock is not so reported on that date, then at a fair market value determined by the Committee by any reasonable method selected by it in good faith.

          (f) Duration and Limits on Exercise of Options. Each option shall be exercisable in whole or in part in such amounts and at or after such dates as may be specified in the Option Agreement. In no event, however, shall any option be exercisable after the expiration of ten (10) years from the date of grant.
     The Committee may in its discretion require a participant to continue his service with the Corporation or its Subsidiaries for a certain length of time prior to the Option becoming exercisable. Unless otherwise provided in the Option Agreement an option shall be deemed outstanding until it either expires or is exercised in full. No Option may be exercised for a fractional share of Common Stock.

          (g) Manner of Exercise of Options. Options shall be exercised by the delivery of written notice to the Corporation setting forth the number of shares of Common Stock with respect to which the Option is to be exercised, together with cash, certified check, bank draft or postal or express money order payable to the order of the Corporation for an amount equal to the Option Price of such shares of Common Stock, or if the terms of the Option Agreement permit, by exchanging shares of Common Stock owned by the Participant, so long as the exchanged shares of Common Stock plus cash (or certified check) paid, if any, have a total Market Value equal to the Exercise Prices for the shares of Common Stock to be acquired upon exercise of the Option. The written notice will also specify the address to which the certificates for the shares are to be mailed. Whenever an Option is exercised by exchanging shares of Common Stock owned by the Participant, the Participant shall deliver to the Corporation certificates registered in the name of such Participant representing a number of shares of Common Stock legally and beneficially owned by such Participant, free of all liens, claims, and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by such certificates.
     Such notice may be delivered in person to the Secretary of the Corporation, or may be sent by registered mail, return receipt requested, to the Secretary of the Corporation, in which case delivery shall be deemed made on the date such notice is deposited in the mail. As promptly as practicable after receipt of such written notification and payment, the Corporation shall deliver to the Participant certificates for the number of shares of Common Stock with respect to which such Option has been so exercised, issued in the Participant's name; provided, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Corporation shall have deposited such certificates in the United States mail, addressed to the Participant, at the address specified pursuant to this Section 6(g).

          (h) Committee Discretion. Option Agreements need not contain provisions identical to or similar to other Option Agreements. The Committee may, in its discretion, vary among Participants and among Options granted to the same Participant any and all of the terms and conditions of Options granted under the Plan, including the term during which and the amounts in which and dates at or after which such Options may be exercised.


     8. Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to individuals granted related Options under the Plan. A Stock Appreciation Right may be granted simultaneously with or subsequent to the Option to which the right is related, but each Stock Appreciation Right must relate to a particular Option. In exchange for the surrender in whole or in part of the right to exercise the related Option to purchase shares of Common Stock, the exercise of a Stock Appreciation Right shall entitle a Participant to an amount equal to the appreciation in value of the shares to which the related option right is being surrendered pursuant to such exercise. Such appreciation in value shall be equal to the excess of the Market Value of such shares at the time of the exercise of the Stock Appreciation Right over the Option Price of such shares. Upon the exercise of a Stock Appreciation Right, payment by the Corporation may be made in cash, in shares of Common Stock or partly in cash and partly in shares of Common Stock. If payment is made in shares of Common Stock, such shares shall be valued at their Market Value as of the date of surrender of the right to exercise the Option. The Committee shall have discretion to determine the form of payment made by the Corporation upon the exercise of a Stock Appreciation Right.


     9. Terms and Conditions of Stock Appreciation Rights. The grant of Stock Appreciation Rights shall be evidenced by written agreements (which may also be Option Agreements) containing such terms and conditions, consistent with the provisions of this Plan, as the Committee shall from time to time determine. Stock Appreciation Rights shall be exercisable in whole or in part in such amounts and at or after such dates as may be specified in the agreement; provided, however, that Stock Appreciation Rights may be exercised only when the related Option could be exercised and only when the Market Value of the Common Stock subject to the Option exceeds the Option Price. In no event, however, shall any Stock Appreciation Right be exercisable after the expiration of ten years from the date of grant. The Committee may in its discretion require a Participant to continue his service with the Corporation and its Subsidiaries for a certain length of time prior to the Stock Appreciation Rights becoming exercisable. Unless otherwise provided in the written agreement, a Stock Appreciation Right shall be deemed outstanding until it either expires or is exercised in full. As described above in
Section 7(h) with respect to Options, the Committee may also vary, among the Participants and among Stock Appreciation Rights granted to the same Participant, any and all of the terms and conditions of Stock Appreciation Rights granted under the Plan.


     10. No Rights as Shareholder. A Participant shall have none of the rights of a shareholder until shares of Common Stock are issued to him, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.


     11. Transferability of Options and Stock Appreciation Rights. Options granted to Participants under this Plan may not be transferred except by will or the laws of descent and distribution. During the lifetime of the Participant to whom granted, Options may be exercised only by the Participant, his guardian or legal representative. Stock Appreciation Rights shall not be assignable or transferable under any circumstances and shall be exercised only by the Participant to whom granted. To assure compliance with applicable federal and state securities laws, the Corporation may legend any certificate representing shares issued pursuant to the exercise of an Option or Stock Appreciation Right with an appropriate restrictive legend, and may also issue appropriate stop transfer instructions to its transfer agent with respect to such shares.


     12. Termination of Employment. If a Participant terminates employment with the Corporation or its Subsidiary, for any reason other than the Participant's Consensual Severance, Retirement, death, disability or termination for cause, he may exercise his Options or Stock Appreciation Rights in accordance with their terms for a period of three months after such termination of employment unless such Option or Stock Appreciation Right earlier expires by its terms, but only to the extent the Participant was entitled to exercise the Options or Stock Appreciation Rights on the date of termination. For purposes of the Plan: (a) a transfer of an employee from the Corporation to any Subsidiary; (b) a leave of absence, duly authorized in writing by the Corporation, for military service or for any other purpose approved by the Corporation if the period of such leave does not exceed 90 days; and (c) a leave of absence in excess of 90 days, duly authorized in writing by the Corporation, provided the employee's right to reemployment is guaranteed either by statute or contract, shall not be deemed a termination of employment. For purposes of the Plan, termination of employment shall be considered to occur on the date on which the employee is no longer obligated to perform services for the Corporation or any of its Subsidiaries and the employee's right to reemployment is not guaranteed either by statute or contract, regardless of whether the employee continues to receive compensation from the Corporation or any of its Subsidiaries after such date.

     If a Participant ceases to be employed by the Corporation or one of its Subsidiaries due to Consensual Severance, the Committee may, in its sole discretion, permit the Participant to exercise his Options or Stock Appreciation Rights in accordance with their terms and to the extent that the Participant was entitled to exercise the Options or Stock Appreciation Rights on the date of termination for a period of time after such termination of employment as may be determined by the Committee, provided, that such period may not extend beyond the earlier of three years after the date of termination or the dates on which such Options or Stock Appreciation Rights expire by their terms.

     If a Participant ceases to be employed by the Corporation or one of its Subsidiaries due to Retirement, he may exercise his Options or Stock Appreciation Rights in accordance with their terms for a period of three years after such termination of employment unless such Options or Stock Appreciation Rights earlier expire by their terms, but only to the extent that the Participant was entitled to exercise the Options or Stock Appreciation Rights on the date of termination.

          If a Participant ceases to be employed by the Corporation or one of its Subsidiaries due to the Participant's disability, he may exercise his Option or Stock Appreciation Right in accordance with its terms, for one year after such event unless such Option or Stock Appreciation Right earlier expires by its terms, but only to the extent that the Participant was entitled to exercise the Option or Stock Appreciation Right on the date of such event.

          If a Participant dies either while an employee of the Corporation or within three months after the termination of his employment other than for cause or within one year of termination by reason of disability, the Options and Stock Appreciation Rights issued to such Participant shall be exercisable in accordance with their terms by the personal representative of such Participant or other successor to the interest of the Participant for a period of one year after such Participant's death to the extent that the Participant was entitled to exercise the Option or Stock Appreciation Right on the date of death or termination of employment, whichever first occurred.

          If a Participant's employment is terminated for cause, the Participant shall have no further right to exercise any Option or Stock Appreciation Right previously granted him.

          Nothing in the Plan or in any Option or Stock Appreciation Right shall interfere with or limit in any way the right of the Corporation or its Subsidiaries to terminate a Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Corporation or any Subsidiaries.


     13. Changes in the Corporation's Capital Structure. The existence of outstanding Options shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          If the Corporation shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, the distribution of a stock split, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving compensation therefor in money, services or property, then (a) the number, class, and per share price of shares of stock subject to outstanding Options hereunder shall be appropriately adjusted in such a manner as to entitle a Participant to receive upon exercise of an Option, for the same aggregate cash consideration, the same total number and class of shares as he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares then reserved for issuance under the Plan shall be adjusted by substituting for the total number and class of shares of Common Stock then reserved that number and class of shares of stock that would have been received by the owner of an equal number of outstanding shares of each class of Common Stock as the result of the event requiring the adjustment.

          After a merger of one or more corporations into the Corporation, or after a consolidation of the Corporation and one or more corporations in which the Corporation shall be the surviving corporation, each holder of an outstanding Option shall, at no additional cost, be entitled upon exercise of such Option to receive in lieu of the number and class of shares as to which such Option would have been so exercisable in the absence of such event, the number and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of the number and class of shares of Common Stock equal to the number of shares as to which such Option was exercisable.

          If the Corporation is merged into or consolidated with another corporation under circumstances where the Corporation is not the surviving corporation, or if the Corporation is liquidated, or sells or otherwise disposes of substantially all its assets to another corporation while unexercised Stock Appreciation Rights remain outstanding under the Plan, each holder of an unexpired Stock Appreciation Right shall be provided with appropriate written notice of such merger, consolidation, liquidation or sale which shall state that each holder of an unexpired Stock Appreciation Right shall have the right to exercise such Stock Appreciation Right in full (without regard to limitations imposed pursuant to Section 8 or 9 hereof) during a 30-day period preceding the effective date of such merger, consolidation, liquidation or sale.

          If the Corporation is merged into or consolidated with another corporation under circumstances where the Corporation is not the surviving corporation, or if the Corporation is liquidated, or sells or otherwise disposes of substantially all its assets to another corporation while unexercised Options remain outstanding under the Plan, all outstanding Options may be canceled by the Board as of the effective date of any such merger, consolidation, liquidation or sale provided that written notice of such cancellation shall be given to each holder of an Option which states that each holder of an unexpired Option shall have the right to exercise such Option in full (without regard to limitations imposed pursuant to Section 7 hereof) during a 30-day period preceding the effective date of such merger, consolidation, liquidation or sale.

          In the event all outstanding Options are not canceled, the Board may nonetheless waive any limitations so that, from and after a date prior to the effective date of such merger, consolidation, liquidation or sale (as the case may be) specified by the Board, all Options shall be exercisable in full. In the event all outstanding Options are not canceled by the Board and the Corporation is merged into or consolidated with another corporation under circumstances where the Corporation is not the surviving corporation, or if the Corporation is liquidated, or sells or otherwise disposes of substantially all its assets to another corporation while unexercised Options remain outstanding under the Plan, after the effective date of such merger, consolidation, liquidation or sale, as the case may be, the Options shall survive and each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive, in lieu of shares of Common Stock, shares of such stock, other securities and/or such other consideration as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation, liquidation or sale.

          Except as hereinbefore expressly provided, the issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Common Stock then subject to outstanding Options.


     14. Tax Withholding. The Corporation or a Subsidiary shall make such provisions as it shall deem appropriate for the withholding of any taxes determined to be required to be withheld in connection with the grant or exercise of Options or Stock Appreciation Rights under the Plan. As a condition to the issuance of shares of Common Stock pursuant to the Plan, Participants must authorize the Corporation to withhold in accordance with applicable law from any regular cash compensation payable to him any taxes required to be withheld by the Corporation under federal, state or local law as a result of his exercise of an Option or Stock Appreciation Right. Alternatively, the delivery of certificates upon the exercise of Options or Stock Appreciation Rights may, in the discretion of the Committee, be conditioned upon payment to the Corporation by the person exercising such Option or Stock Appreciation Right of the amount, determined by the Corporation, of any tax liability of the Corporation resulting from such exercise.


     15. Indemnification. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Corporation from and against any cost, liability or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan to the full extent permitted by the Corporation's Articles of Incorporation and Bylaws. Each such person shall be justified in relying on information furnished in connection with the Plan's administration by any appropriate person or persons. This right of indemnification shall inure to the benefit of the heirs, executors, or administrators of each such member of the Committee and shall be in addition to all other rights to which such member of the Committee may be entitled as a matter of law, contract, or otherwise.


     16. Limitation on Actions. Every right of action by or on behalf of the Corporation or by any shareholder against any past, present or future member of the Board or Committee or against any officer or employee of the Corporation arising out of or in connection with this Plan shall, irrespective of the place where action may be brought and irrespective of the place of residence of any such director, member, officer or employee, cease and be barred by the expiration of three years from whichever is the later of (a) the date of the act or omission in respect of which such right of action arises or
(b) the first date upon which there has been made generally available to shareholders an annual report of the Corporation and a proxy statement for the annual meeting of shareholders following the issuance of such annual report, which annual report and proxy statement alone or together set forth, for the related period, the aggregate number of shares for which Options were granted and the aggregate number of Stock Appreciation Rights granted; and any and all right of action by an executive (past, present or future) against the Corporation arising out of or in connection with this Plan shall, irrespective of the place where action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises.


     17. Applicability of Plan to Non-Plan Options and Stock Appreciation Rights. This Plan shall not affect the terms and conditions of any stock options or stock appreciation rights heretofore or hereafter granted to any employee of the Corporation or any Subsidiary under any other option plan or stock appreciation rights plan.


     18. Listing and Registration of Shares. Each Option and Stock Appreciation Right shall be subject to the requirement that the Committee may determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any federal or state law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such Option or Stock Appreciation Right or the issue or purchase of shares thereunder, such Option or Stock Appreciation Right may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.


     19. Effective Date of Plan. This Plan shall take effect on March 1, 1986, subject to approval by the shareholders of the Corporation at the 1986 Annual Meeting of Shareholders or any adjournment thereof or at a Special Meeting of Shareholders. options and Stock Appreciation Rights granted hereunder shall not be exercisable prior to such shareholder approval and shall expire should the shareholders fail to approve the Plan by August 1, 1986. Unless earlier terminated by the Board of Directors, the Plan shall terminate on March 1, 1996. No option shall be granted under this Plan after such date.


     20. Law Applicable. This Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of Michigan and construed accordingly.


     21. Termination and Amendment. The Committee may terminate or suspend the Plan at any time, or may from time to time amend the Plan as it deems proper and in the best interests of the Corporation, provided that no such amendment may materially increase either the benefits to Participants under the Plan or the number of shares that may be issued under the Plan, materially modify the eligibility requirements, reduce the Option Price (except pursuant to adjustments under Section 13) or impair any outstanding Option or Stock Appreciation Right.



                      OLD KENT FINANCIAL CORPORATION

                    STOCK OPTION INCENTIVE PLAN OF 1992

                        (As Amended, June 19, 1995)


     1. Purposes. The purposes of this Plan are to encourage stock ownership by key management employees of Old Kent Financial Corporation ("Old Kent") and its Subsidiaries, to thereby provide an additional incentive for such employees to expand and improve the profits and prosperity of Old Kent and its Subsidiaries, and to assist Old Kent and its Subsidiaries in attracting and retaining key personnel through the grant of (a) Options to purchase shares of Old Kent's Common Stock and (b) Stock Appreciation Rights related to those Options. It is intended that certain Options granted under this Plan will qualify and that certain other Options will not qualify as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and the terms of the Options shall be interpreted in ac-cordance with their designation in the Option Agreement.


     2. Definitions. The following terms are defined for use herein as follows unless otherwise required by the context:

          (a)  "Board" means the Board of Directors of Old Kent.

          (b) "Cash" means United States currency or check, bank draft, or postal or express money order payable to the order of the appropriate party.

          (c) "Code" means the Internal Revenue Code of 1986, as amended.

          (d) "Committee" means the Personnel Committee of the Board, or the Stock Option Plan Committee if one is appointed by the Board to administer the Plan.

          (e) "Common Stock" means the Common Stock of Old Kent, par value $1.

          (f) "Consensual Severance" means the voluntary termination of all employment by the Participant with Old Kent or any of its Subsidiaries which the Committee determines to be in the best interests of Old Kent.

          (g) "Incentive Stock Option" or "ISO" means an Option qualifying as an incentive stock option under Section 422 of the Code.

          (h) "Market Value" means the last sale price of the Common Stock as reported on the NASDAQ National Market System on the day preceding the date on which the particular Option or Stock Appreciation Right is granted, or, if the last sale price of shares of Common Stock is not so reported on that date, then a fair market value determined by the Committee by any reasonable method selected by it in good faith.

          (i) "Nonqualified Stock Option" or "NQSO" means an Option which is not an Incentive Stock Option.

          (j)  "Old Kent" means Old Kent Financial Corporation, a
     Michigan corporation.

          (k) "Option" means a right to purchase Common Stock granted pursuant to the Plan.

          (l)  "Option Agreement" means an agreement evidencing
     Options as provided in Section 7 of the Plan.

          (m)  "Option Price" means the purchase price for Common
     Stock under an Option, as determined pursuant to Section 6 below.

          (n) "Participant" means an employee of Old Kent, or of any Subsidiary of Old Kent, to whom an Option is granted under the Plan.

          (o) "Plan" means this Stock Option Incentive Plan of 1992 of Old Kent as in effect from time to time.

          (p) "Retirement" means the voluntary termination of all employment by the Participant after the Participant has attained 55 years of age and completed 10 years of service with Old Kent or any of its Subsidiaries.

          (q)  "Rights" means Stock Appreciation Rights.

          (r) "Stock Appreciation Right" shall mean a right to receive Cash or Common Stock granted pursuant to Sections 8 and 9 of the Plan.

          (s) "Subsidiary" shall mean a subsidiary corporation of Old Kent, as defined in Section 425 of the Internal Revenue Code of 1986 as amended.

     3.   Shares.

          (a) The total number of shares of Common Stock which may be sold under the Plan shall not exceed 650,000 shares, except that the total number of shares which may be sold under the Plan may be increased to the extent of adjustments authorized by
     Section 13. Such shares shall be authorized shares and may be either unissued shares or treasury shares.

          (b) If an Option granted under the Plan shall expire or terminate for any reason (other than pursuant to the exercise of a Right) without having been exercised in full, including cancellation by mutual agreement of Old Kent and the participant, the shares not delivered under such Option shall be available for Options subsequently granted.


     4.   Administration.

          (a) The Plan shall be administered by the Personnel Committee of the Board or, alternatively at the discretion of the Board, the Board may appoint a Stock Option Plan Committee consisting of not less than two nor more than five members to administer the Plan. All Committee members shall be disinterested directors qualified to serve pursuant to Rule 16b-3 under Sec-

     tion 16 of the Securities Exchange Act of 1934, as amended and in effect from time to time.

          (b) The Committee shall determine the employees to be granted Options or the amount of Common Stock to be optioned to each employee, the quantity of Rights to be granted to each employee, and the terms of the Options and Rights to be granted. Options or Rights may be amended by the Committee consistent with the Plan, provided that no such amendment may become effective without the consent of the Participant except to the extent that such amendment operates solely to the Participant's benefit. The Committee shall have full power and authority to interpret the provisions of the Plan, to supervise the administration of the Plan and to adopt forms and procedures for the administration of the Plan. All determinations made by the Committee shall be final and conclusive.

          (c) The granting of any Option or Right or permitting delivery or withholding of Common Stock to satisfy tax withholding obligations pursuant to this Plan shall be entirely within the discretion of the Committee. Nothing herein contained shall be construed to give any officer or employee any right to participate under this Plan or to receive any Option or Right under the Plan.

          (d) The expenses of administering this Plan shall be borne by Old Kent. The Committee shall hold its meetings at such times and places as it shall deem advisable. Action may be taken by a written instrument signed by all the members of the Committee, and any action so taken shall be fully as effective as if it had been taken at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it deems advisable. The members of the Committee shall be paid normal Committee fees.


     5. Eligibility. The Committee may grant Options and/or Rights to any key management employee (including an employee who is a director or an officer) of Old Kent or its Subsidiaries. The Committee shall determine whether an individual is eligible to participate in the Plan. An employee who has been granted an Option or Right under the Plan or any other stock option plan or stock appreciation right plan of Old Kent may be granted additional Options and/or Rights. Options and Rights may be awarded by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. The Committee may specify in advance the Options to be granted to each person promoted to a specified office level within Old Kent and its Subsidiaries.


     6. Option Price. The purchase price for Common Stock under each Option shall be 100 percent of the Market Value of the Common Stock at the time the Option is granted, or such other purchase price as may be determined by the Committee. The price for Incentive Stock Options shall not be less than 100 percent of Market Value on the date of grant.


     7. Terms and Conditions of Options. Each Option shall be evidenced by a written Option Agreement containing such terms and conditions, consistent with the provisions of this Plan, as are set by the Committee, including without limitation the following:

          (a) Number of Shares. Each Option Agreement shall state the number of shares to which it pertains. The number of shares under an Option Agreement for which the Option may be exercised shall be reduced by the number of Rights (described in Section 8 below) related to the Option that have been previously exercised by the Participant.

          (b)  Option Price.  Each Option Agreement shall state the
     Option Price.

          (c) Time of Payment. The Option Price for each share purchased pursuant to an Option granted under the Plan shall be payable in full upon exercise, through the form of payment provided for in Section 7(d) or, where applicable, Section 7(e).

          (d) Payment With Cash. The Option Price shall be paid in Cash as further described in Section 7(g) below, unless otherwise provided for in Section 7(e).

          (e)  Payment With Stock or Other Consideration. The
     Committee shall have discretion to grant Options which permit payment of the Option Price in whole or in part with shares of Common Stock of Old Kent or in other consideration equivalent to Cash. With the Committee's consent, such exchanges may be made in a single "pyramiding" transaction using the share received upon partial exercise to further exercise the Option. Shares of Common Stock delivered in payment of the Option Price shall be valued at the last sale price of the Common Stock as reported on the NASDAQ National Market System on the day preceding the date of exercise, or, if the last sale price of shares of Common Stock is not so reported on that date, then at a fair market value determined by the Committee by any reasonable method selected by it in good faith. Old Kent may make appropriate arrangements with a broker or other institution to receive sale or loan proceeds in the amount of the exercise price upon delivery of an appropriate irrevocable exercise notice and instructions to promptly deliver the sale or loan proceeds. The delivery of such notice and in-

     structions shall be deemed conditional payment of the purchase price authorizing delivery of the shares by Old Kent.

          (f)  Duration and Limits on Exercise of Options. Each
     Option shall be exercisable in whole or in part in such amounts and at or after such dates or upon such conditions as may be specified in the Option Agreement. In no event, however, shall any Option be exercisable after the expiration of ten (10) years from the date of grant. The Committee may in its discretion require a participant to continue his or her service with Old Kent or its Subsidiaries for a certain length of time prior to the Option becoming exercisable. Unless otherwise provided in the Option Agreement an Option shall be deemed outstanding until it either expires or is exercised in full. No Option may be exercised for a fractional share of Common Stock.

          (g) Manner of Exercise of Options. Options shall be exercised by the delivery of written notice to Old Kent setting forth the number of shares of Common Stock with respect to which the Option is to be exercised, together with Cash in an amount equal to the Option Price of such shares of Common Stock, or if the terms of the Option Agreement permit, by exchanging shares of Common Stock owned by the Participant, so long as the exchanged shares of Common Stock plus Cash paid, if any, have a total Market Value equal to the Option Prices for the shares of Common Stock to be acquired upon exercise of the Option. The written notice will also specify the address to which the certificates for the shares are to be mailed. Whenever an Option is exercised by exchanging shares of Common Stock owned by the Participant, the Participant shall deliver to Old Kent certificates registered in the name of such Participant representing a number of shares of Common Stock legally and beneficially owned by such Participant, free of all liens, claims, and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by such certificates. Such notice may be delivered in person to the Secretary of Old Kent or his designee, or may be sent by registered mail, return receipt requested, to such officer of Old Kent, in which case delivery shall be deemed made on the date such notice is deposited in the mail. As promptly as practicable after receipt of such written notification and payment, Old Kent shall deliver to the Participant certifi-

     cates for the number of shares of Common Stock with respect to which such Option has been so exercised, issued in the Par-

     ticipant's name; provided, that such delivery shall be deemed effected for all purposes when a stock transfer agent of Old Kent shall have deposited such certificates in the United States mail, addressed to the Participant, at the address specified pursuant to this Section 7(g).

          (h) Committee Discretion. Option Agreements need not contain provisions identical to or similar to other option agreements. The Committee may, in its discretion, vary among Participants and among Options granted to the same Participant any and all of the terms and conditions of Options granted under the Plan, including the term during which and the amounts in which and dates at or after which such Options may be exercised.


     8. Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to individuals granted related Options under the Plan. A Right may be granted simultaneously with or subsequent to the Option to which the right is related, but each Right must relate to a particular Option. In exchange for the surrender in whole or in part of the related Option to pur-

chase shares of Common Stock, the exercise of a Right shall entitle a Participant to an amount equal to the appreciation in value of the shares to which the related Option is being surrendered pursuant to such exercise. Such appreciation in value shall be equal to the excess of the Market Value of such shares at the time of the exercise of the Right over the Option Price of such shares. Upon the exercise of a Right, payment by Old Kent may be made in Cash, in shares of Common Stock or partly in Cash and partly in shares of Common Stock as determined by the Committee. If payment is made in shares of Common Stock, such shares shall be valued at their Market Value as of the date of surrender of the Option.


     9. Terms and Conditions of Stock Appreciation Rights. The grant of Rights shall be evidenced by written agreements (which may also be Option Agreements) containing such terms and conditions, consistent with the provisions of this Plan, as the Committee shall from time to time determine. Rights shall be exercisable in whole or in part in such amounts and at or after such dates as may be specified in the agreement; provided, however, that Rights may be exercised only when the related Option could be exercised and only when the Market Value of the Common Stock subject to the Option exceeds the Option Price. In no event, however, shall any Right be exercisable after the expiration of ten years from the date of grant. The Committee may in its discretion require a Participant to continue his service with Old Kent and its Subsidiaries for a certain length of time prior to the Rights becoming exercisable. Unless otherwise provided in the written agreement, a Right shall be deemed outstanding until it either expires, is canceled by mutual consent, or is exercised in full. As described above in Section 7(h) with respect to Options, the Committee may also vary, among the Participants and among Rights granted to the same Participant, any and all of the terms and conditions of Rights granted under the Plan. Neither Rights nor any related Option issued to officers subject to Section 16 of the Securities and Exchange Act of 1934 shall be exercisable during the first six months of their respective terms.


     10. No Rights as Shareholder. A Participant shall have none of the rights of a shareholder until shares of Common Stock are issued to him, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.


     11. Transferability of Options and Rights. Options and Rights granted to Participants under this Plan may not be transferred except by will or the laws of descent and distribution. During the lifetime of the Participant to whom granted, Options may be exercised only by the Participant, his guardian, or legal representative. To assure compliance with applicable federal and state securities laws, Old Kent may legend any certificate representing shares issued pursuant to the exercise of an Option or Right with an appropriate restrictive legend, and may also issue appropriate stop transfer instructions to its transfer agent with respect to such shares.


     12.  Termination of Employment.

          (a) If a Participant is no longer employed by Old Kent or its Subsidiary, for any reason other than the Participant's Consensual Severance, Retirement, death, disability or termination for cause, the Participant may exercise his or her Options or Rights in accordance with their terms for a period of three months after such termination of employment unless such Option or Right provides otherwise, but only to the extent the Participant was entitled to exercise the Options or Rights on the date of termination. For purposes of the Plan: (i) a transfer of an employee from Old Kent to any Subsidiary; (ii) a leave of absence, duly authorized in writing by Old Kent, for military service or for any other purpose approved by Old Kent if the period of such leave does not exceed 90 days; and (iii) a leave of absence in excess of 90 days, duly authorized in writing by Old Kent, provided the employee's right to reemployment is guaranteed either by statute or contract, shall not be deemed a termination of employment. For purposes of the Plan, termination of employment shall be considered to occur on the date on which the employee is no longer obligated to perform services for Old Kent or any of its Subsidiaries and the employee's right to reemployment is not guaranteed either by statute or contract, regardless of whether the employee continues to receive compensation from Old Kent or any of its Subsidiaries after such date.

          (b) If a Participant ceases to be employed by Old Kent or one of its Subsidiaries due to Consensual Severance, the Committee may, in its sole discretion, permit the Participant to exercise his or her Options or Rights in accordance with their terms and to the extent that the Participant was entitled to exercise the Options or Rights on the date of termination for a period of time after such termination of employment as may be determined by the Committee, provided, that such period may not extend beyond the earlier of three years after the date of termination or the dates on which such Options or Rights expire by their terms.

          (c) If a Participant ceases to be employed by Old Kent or one of its Subsidiaries due to Retirement, the Participant may exercise his or her Options or Rights in accordance with their terms for a period of three years after such termination of employment unless such Options or Rights earlier expire by their terms, but only to the extent that the Participant was entitled to exercise the Options or Rights on the date of termination.

          (d) If a Participant ceases to be employed by Old Kent or one of its Subsidiaries due to the Participant's disability, he may exercise his Option or Right in accordance with its term for one year after he ceases to be employed unless such Option or Right earlier expires by its terms, but only to the extent that the Participant was entitled to exercise the Option or Right on the date of such termination.

          (e) If a Participant dies either while an employee or otherwise during a time when the Participant could have exercised an Option or Right, the Options and Rights issued to such Participant shall be exercisable in accordance with their terms by the personal representative of such Participant or other successor to the interest of the Participant for a period of one year after such Participant's death to the extent that the Participant was entitled to exercise the Option or Right on the date of death but not beyond the original term of the Option.

          (f) If a Participant's employment is terminated for cause, the Participant shall have no further right to exercise any Option or Right previously granted him.

          (g) Nothing in the Plan or in any Option or Right shall interfere with or limit in any way the right of Old Kent or its Subsidiaries to terminate a Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of Old Kent or any Subsidiary.


     13.  Changes in Old Kent's Capital Structure.

          (a) No Effect on Corporate or Shareholder Action. The existence of outstanding Options shall not affect in any way the right or power of Old Kent or its shareholders to make or authorize any or all adjustments, recapitalization, reorganiza-

     tions, or other changes in Old Kent's capital structure or its business, or any merger or consolidation of Old Kent, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of Old Kent, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          (b)  Uncompensated Change in Capital Structure.  If Old
     Kent shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, the distribution of a stock split, or other increase or reduction of the number of shares of the Common Stock outstanding, without re-

     ceiving compensation therefor in money, services, or property, then both of the following modifications shall be made:

               (i) the number, class, and per share price of shares of stock subject to outstanding Options hereunder shall be appropriately adjusted. After adjustment, the Participant shall be entitled to receive upon exercise of an Option for the same aggregate Cash consideration, the same total number and class of shares as the Participant would have received upon the adjustment, assuming exercise of the Option in full immediately prior to the event requiring the adjustment;

               (ii) the number and class of shares then authorized and reserved for issuance under the Plan shall be adjusted by substituting for the total number and class of shares of Common Stock then authorized and reserved that number and class of shares of stock that would have been received by the owner of an equal number of outstanding shares of each class of Common Stock as the result of the event requiring the adjustment.

          (c) Merger Where Old Kent Survives. After a merger of one or more corporations into Old Kent, or after a consolidation of Old Kent and one or more corporations in which Old Kent shall be the surviving corporation, each holder of an outstanding Option shall be entitled upon exercise of such Option to receive the number and class of shares of stock, or other property to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of the number and class of shares of Common Stock equal to the number and class of shares as to which such Option shall be so exercised. This entitlement shall be at no additional cost to the Participant. Modifications under this subsection (c) may be subject to required action by shareholders. The stock or other property to which the Participant is entitled under this subsection (c) shall be in lieu of the number and class of shares as to which such Option would have been so exercisable in the absence of such triggering event.

          (d) Merger Where Old Kent Does Not Survive. If Old Kent is merged into or consolidated with another corporation under circumstances where Old Kent is not the surviving corporation, or if Old Kent is liquidated, or sells or otherwise disposes of substantially all its assets to another corporation while unexercised Options remain outstanding under the Plan:

               (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation, or sale, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive, in lieu of shares of the Common Stock, shares of such stock or other property as the holders of shares of such class of Common Stock received pursuant to the terms of the merger, consolidation, or sale;

               (ii) the Board may waive any limitations so that all Options and Rights, from and after a date prior to the effective date of such merger, consolidation, liquidation, or sale, as the case may be, specified by the Board, shall be exercisable in full; and

               (iii) all outstanding Options and Rights may be canceled by the Board as of the effective date of any such merger, consolidation, liquidation, or sale provided that

                    (A) notice of such cancellation shall be given
               to each holder of an Option or Right, and

                    (B) each holder of an unexpired Option or Right
               shall have the right to exercise such Option or Right in full (without regard to limitations imposed pursuant to Sections 7, 8, or 9 hereof) during a 30-day period preceding the effective date of such merger, consolidation, liquidation, or sale.

          (e) No Adjustment. Except as expressly provided, the issue by Old Kent of shares of stock of any class, or securities convertible into shares of stock of any class, for Cash or prop-

     erty, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of Old Kent convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, class, or price of shares of Common Stock then subject to outstanding Options.


     14. Tax Withholding. Old Kent or a Subsidiary shall make such provisions as it shall deem appropriate for the withholding of any taxes determined to be required to be withheld in connection with the grant or exercise of Options or Rights or the disqualifying disposition of an Incentive Stock Option. As a condition to the issuance of shares of Common Stock pursuant to the Plan, a Participant must authorize Old Kent to withhold in accordance with applicable law from any regular Cash compensation payable to him any taxes required to be withheld by Old Kent under federal, state, or local law as a result of his exercise of an Option or Right under the Plan. Alternatively, the delivery of certificates upon the exercise of Options or Rights may, in the discretion of the Committee, be conditioned upon payment to Old Kent by the person exercising such Option or Right of the amount, determined by Old Kent, of any withholding tax liability of Old Kent resulting from such exercise. Such provision may include, with the Committee's consent, withholding of or delivery of shares of Common Stock valued at the same time and in the same manner as the shares giving rise to the withholding obligation.


     15. Indemnification. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by Old Kent from and against any cost, liability, or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan to the full extent permitted by Old Kent's Articles of Incorporation and Bylaws. Each such person shall be justified in relying on information furnished in connection with the Plan's administration by any appropriate person or persons. This right of indemnification shall inure to the benefit of the heirs, executors, or administrators of each such member of the Committee and shall be in addition to all other rights to which such member of the Committee may be entitled as a matter of law, contract, or otherwise.


     16.  Limitation on Actions.

          (a) Every right of action by or on behalf of Old Kent or by any shareholder against any past, present, or future member of the Board or Committee or against any officer or employee of Old Kent arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought and irrespective of the place of residence of any such director, member, officer, or employee, cease and be barred by the ex-

     piration of three years from whichever is the later of

               (i) the date of the act or omission in respect of which such right of action arises, or

               (ii) the first date upon which there has been made generally available to shareholders an annual report of Old Kent and a proxy statement for the annual meeting of shareholders following the issuance of such annual report, which annual report and proxy statement alone or together set forth, for the related period, the aggregate number of shares for which Options were granted and the aggregate number of Rights granted.

          (b) Any and all right of action by an executive (past, present, or future) against Old Kent arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises.


     17. Applicability of Plan to Non-Plan Options and Stock Appreciation Rights. This Plan shall not affect the terms and conditions of any stock options, stock appreciation rights heretofore or hereafter granted to any employee of Old Kent or any Subsidiary under any other option plan or stock appreciation rights plan.


     18. Listing and Registration of Shares. Each Option and Right shall be subject to the Committee's determination, in its discretion, that the listing, registration, or qualification of the shares covered thereby upon any securities exchange or under any federal or state law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such Option or Right or the issue or purchase of shares thereunder, and that such Option or Right may not be exercised in whole or in part unless and until such listing, regis-

tration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.


     19. Effective Date of Plan. This Plan shall take effect on April 20, 1992, upon approval by the shareholders of Old Kent at the 1992 Annual Meeting of Shareholders or at any adjournment thereof or at a Special Meeting of Shareholders. Unless earlier terminated by the Board, the Plan shall terminate on April 19, 2002. No Option or Right shall be granted under this Plan after such date.


     20. Law Applicable. This Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of Michigan and construed accordingly.


     21. Termination and Amendment. The Board may terminate or suspend the Plan at any time, or may from time to time amend the Plan as it deems proper and in the best interests of Old Kent, provided that no such amendment may materially increase either the benefits to Participants under the Plan or the/ number of shares that may be issued under the Plan, materially modify the eligibility requirements, reduce the Option Price (except pursuant to adjust-ments under Section 13) or impair any outstanding Option or Right.